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Exhibit 99.1



                      Advanced Plant Pharmaceuticals, Inc.
                               43 West 33rd Street
                               New York, New York
                                 (212) 695-3334



CERTICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Advanced Plant Pharmaceuticals, Inc. (the "Company") on Form10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on April 15, 2003 (the "Report"), I, David Lieberman, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ David Lieberman
------------------------
David Lieberman
President and Chief Financial Officer
April 15, 2003




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